Exhibit 99.1

For Immediate Release
Unity Bancorp, Inc. (NASDAQ: UNTY)
January 15, 2025

News Media & Financial Analyst Contact:
George Boyan, EVP & CFO
(908) 713-4565

Unity Bancorp Reports Quarterly Earnings of $11.5 Million and Full Year Earnings of $41.5 Million

Net Income
(In Millions)
$12.0
$11.5
$11.0
$10.5
$10.0
$9.5
$9.0
$8.5
9.8
9.6
9.5
10.9
11.5
4Q 23
1Q 24
2Q 24
3Q 24
4Q 24

Dil. EPS
$1.13
$0.06 Q/Q
ROA
1.83%
7 bps Q/Q
ROE
15.77%
22 bps Q/Q
NIM
4.37%
21 bps Q/Q

James A. Hughes, President & CEO, commented on the financial results:

"We are proud to share with you the results of Unity Bancorp Inc. for the 2024 fiscal year. We achieved both a record year and a record quarter of earnings. For the year, we earned $41.5 million in net income, or $4.06 per diluted share, representing a 1.68% ROA and a 14.99% ROE. For the fourth quarter, we earned $11.5 million in net income, or $1.13 per diluted share, representing a 1.83% ROA and a 15.77% ROE.

In the fourth quarter, our net interest margin expanded 21 basis points by lowering our cost of funds 20 basis points and increasing our yield on loans 4 basis points. On the balance sheet, we grew loans $43.3 million in the fourth quarter, representing a 1.95% increase quarter over quarter. We funded this loan growth with deposits, which grew $54.2 million or 2.65% quarter over quarter. Notably, noninterest bearing demand deposits grew $16.8 million, or 3.97% quarter over quarter.

In the fourth quarter, the Federal Reserve cut overnight interest rates by an additional 50 basis points; however, the Federal Reserve's 2025 outlook indicates a more hawkish stance compared to three months ago. Despite this outlook, we remain confident in our ability to deliver continued growth and profitability in 2025. We will continue to keep our business model simple; focusing on growing our core deposit franchise and making loans to consumers and small-to-medium sized businesses in our local communities. This growth will be driven by our talented employees, who are the Company's most important asset. A focus on customer service and community engagement is aligned with a culture of engaged employees taking care of our valuable clients."

Clinton, NJ -- Unity Bancorp, Inc. (NASDAQ: UNTY), parent company of Unity Bank, reported net income of $11.5 million, or $1.13 per diluted share, for the quarter ended December 31, 2024, compared to net income of $10.9 million, or $1.07 per diluted share for the quarter ended September 30, 2024. This represents a 5.5% increase in net income and a 5.6% increase in net income per diluted share.  For the twelve months ended December 31, 2024, Unity Bancorp reported net income of $41.5 million, or $4.06 per diluted share, compared to net income of $39.7 million, or $3.84 per diluted share, for the twelve months ended December 31, 2023. This represents a 4.4% increase net income and a 5.7% increase in net income per diluted share.

Fourth Quarter Earnings Highlights

●	Net interest income, the primary driver of earnings, was $26.5 million for the quarter ended December 31, 2024, an increase of $1.6 million, as compared to $24.9 million for the quarter ended September 30, 2024. Net interest margin (“NIM”) increased 21 basis points to 4.37% for the quarter ended December 31, 2024, compared to the quarter ended September 30, 2024. The increase was primarily due to the cost of interest-bearing liabilities decreasing, complemented by an increase in the yield on interest-earning assets.
●	The provision for credit losses on loans was $0.5 million for the quarter ended December 31, 2024, compared to $1.0 million for the quarter ended September 30, 2024. The provision in the current quarter was driven by loan growth.
●	The provision for credit losses on Available For Sale (“AFS”) debt securities was $0.9 million for the quarter ended December 31, 2024, as compared to no provision for the prior quarter. The impairment was entirely attributable to the same corporate debt security for which a partial provision was taken in the second quarter of 2024 and the fourth quarter of 2023. The Company owns $5 million in par of this position and maintains it in non-accrual status. The net carrying value of the position was $2.0 million as of December 31, 2024.
●	Noninterest income was $1.9 million for the quarter ended December 31, 2024, compared to $2.8 million for the quarter ended September 30, 2024. The $0.9 million decrease was primarily due to lower net securities gains, service & loan fee income, and gain on sale of mortgage loans. The decrease was partially offset by increased branch fee income and other income. The Bank sold $0.4 million of SBA loans during the quarter ended December 31, 2024, compared to $0.9 million during the quarter ended September 30, 2024.
●	Noninterest expense was $12.6 million for the quarter ended December 31, 2024, compared to $12.0 million for the quarter ended September 30, 2024. The $0.6 million increase was primarily due to a one-time valuation adjustment of $0.9 million related to the Company’s Supplemental Executive Retirement Plan (“SERP”). The increase was partially offset by lower advertising, deposit insurance and other expenses.
●	The effective tax rate was 20.6% for the quarter ended December 31, 2024, compared to 25.1% for the quarter ended September 30, 2024. The effective tax rate was 23.8% for the year ended December 31, 2024, compared to 25.1% for the year ended December 31, 2023. The quarter over quarter and year over year fluctuation was primarily due to an income tax strategy the Company deployed during the fourth quarter of 2024. Barring any federal, state, or local income tax legislation changes, prospectively the Company anticipates the effective tax rate to be between the 2024 and 2023 full year levels.

Balance Sheet Highlights

●	Total gross loans increased $88.6 million, or 4.1%, from December 31, 2023, primarily due to increases in the commercial loans. This was partially offset by decreases in the residential construction and SBA loans.
●	As of December 31, 2024, the allowance for credit losses as a percentage of gross loans was 1.18%.
●	Total deposits increased $176.2 million, or 9.2%, from December 31, 2023. As of December 31, 2024, 19.3% of total deposits were uninsured or uncollateralized. The Company’s deposit composition as of December 31, 2024, consisted of 21.0% in noninterest bearing demand deposits, 16.8% in interest-bearing demand deposits, 23.4% in savings deposits and 38.8% in time deposits.
●	As of December 31, 2024, the loan to deposit ratio was 107.6%, representing a continued reduction from 112.9% as of December 31, 2023.
●	As of December 31, 2024, investments comprised 5.5% of total assets. Available for sale debt securities (“AFS”) were $93.9 million or 3.5% of total assets. Held to maturity (“HTM”) debt securities were $41.3 million or 1.6% of total assets. As of December 31, 2024, pre-tax net unrealized losses on AFS and HTM were $3.5 million and $7.5 million, respectively. These pre-tax unrealized losses represent approximately 3.6% of the Company’s Tier 1 capital. Equity securities were $9.9 million or 0.4% of total assets as of December 31, 2024.
●	Borrowed funds decreased $135.9 million from December 31, 2023. Borrowed funds were entirely comprised of borrowings from the FHLB.

●	Shareholders’ equity was $295.6 million as of December 31, 2024, compared to $261.4 million as of December 31, 2023. The $34.2 million increase was primarily driven by 2024 earnings, partially offset by share repurchases and dividend payments. For the twelve months ended December 31, 2024, Unity Bancorp repurchased 229,102 shares for approximately $6.2 million, or a weighted average price of $27.05 per share. Unity Bancorp did not repurchase any shares during the three months ended December 31, 2024.
●	Book value per common share was $29.48 as of December 31, 2024, compared to $25.98 as of December 31, 2023. This increase primarily reflects earnings partially offset by dividend payouts and share repurchases.
●	Below is a summary of Unity Bancorp’s regulatory capital ratios:
o	The Leverage Ratio increased 108 basis points to 12.22% at December 31, 2024, compared to 11.14% at December 31, 2023.
o	The Common Equity Tier 1 Capital Ratio increased 120 basis points to 13.90% at December 31, 2024, compared to 12.70% at December 31, 2023.
o	The Tier 1 Capital Ratio increased 119 basis points to 14.37% at December 31, 2024, compared to 13.18% at December 31, 2023.
o	The Total Capital Ratio increased 119 basis points, to 15.62% at December 31, 2024, compared to 14.43% at December 31, 2023.
●	At December 31, 2024, the Company held $180.4 million of cash and cash equivalents. The Company also maintained approximately $558.0 million of funding available from various funding sources, including the FHLB, FRB Discount Window and other lines of credit. Additionally, the Company has the ability to pledge additional securities to further increase borrowing capacity. Total available funding plus cash on hand represented 182.5% of uninsured or uncollateralized deposits.
●	As of December 31, 2024, non-accrual assets were $15.0 million, compared to $19.2 million as of December 31, 2023 and $15.9 million as of September 30, 2024. As of December 31, 2024, non-accrual assets included $2.0 million related to AFS debt securities. The ratio of non-accrual loans to total loans was 0.58% as of December 31, 2024. The ratio of non-accrual assets to total assets was 0.57% as of December 31, 2024.

Other Highlights

❖	In 2024, Unity Bank and its employees fundraised over $25 thousand for local food pantries across New Jersey and the Lehigh Valley. This contribution is part of Unity’s annual holiday community service project, a tradition the Company has upheld for over a decade.

❖	In the fourth quarter, Unity Bank installed electric vehicle charging stations at its corporate headquarters. These chargers provide fast charging capabilities and represent an investment for Unity’s employees, customers, community members, and a commitment to a more sustainable future.

❖	In November 2024, Unity Bank proudly announced that Amanda Roche, Vice President & Finance Department Supervisor, was recognized as a 2024 New Leader in Banking by the New Jersey Bankers Association. This esteemed award honors outstanding young professionals who are making a significant contribution to the New Jersey banking sector.

Unity Bancorp, Inc. is a financial services organization headquartered in Clinton, New Jersey, with approximately $2.7 billion in assets and $2.1 billion in deposits.  Unity Bank, the Company’s wholly owned subsidiary, provides financial services to retail, corporate and small business customers through its robust branch network located in Bergen, Hunterdon, Middlesex, Morris, Ocean, Somerset, Union, and Warren Counties in New Jersey and Northampton County in Pennsylvania.  For additional information about Unity, visit our website at www.unitybank.com , or call 800-618-BANK.

This news release contains certain forward-looking statements, either expressed or implied, which are provided to assist the reader in understanding anticipated future financial performance.  These statements may be identified by use of the words “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions.  These statements involve certain risks, uncertainties, estimates and assumptions made by management, which are subject to factors beyond the Company’s control that could impede its ability to achieve these goals.  These factors include those items included in our Annual Report on Form 10-K under the heading “Item IA-Risk Factors” as amended or supplemented by our subsequent filings with the SEC, as well as general economic conditions, trends in interest rates, the ability of our borrowers to repay their loans, our ability to manage and reduce the level of our nonperforming assets, results of regulatory exams, and the impact of any health crisis or national disasters on the Bank, its employees and customers, among other factors.

UNITY BANCORP, INC.

SUMMARY FINANCIAL HIGHLIGHTS

				December 31, 2024 vs.
				September 30, 2024	December 31, 2023
(In thousands, except percentages and per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023	%	%
BALANCE SHEET DATA
Total assets	$2,654,017	$2,635,319	$2,578,507	0.7%	2.9%
Total deposits	2,100,313	2,046,137	1,924,140	2.6	9.2
Total gross loans	2,260,657	2,217,393	2,172,063	2.0	4.1
Total securities	145,028	143,712	135,689	0.9	6.9
Total shareholders' equity	295,583	284,257	261,430	4.0	13.1
Allowance for credit losses	26,788	27,002	25,854	(0.8)	3.6

FINANCIAL DATA - QUARTER TO DATE
Income before provision for income taxes	$14,489	$14,567	$13,048	(0.5)	11.0
Provision for income taxes	2,984	3,662	3,278	(18.5)	(9.0)
Net income	$11,505	$10,905	$9,770	5.5	17.8

Net income per common share - Basic	$1.15	$1.09	$0.97	5.5	18.6
Net income per common share - Diluted	1.13	1.07	0.96	5.6	17.7

PERFORMANCE RATIOS - QUARTER TO DATE (annualized)
Return on average assets	1.83%	1.76%	1.59%
Return on average equity	15.77	15.55	15.12
Efficiency ratio**	44.44	44.23	45.18
Cost of funds	2.51	2.71	2.53
Net interest margin	4.37	4.16	4.06
Noninterest expense to average assets	2.01	1.94	1.91

FINANCIAL DATA - YEAR TO DATE
Income before provision for income taxes	$54,390		$52,995		2.6
Provision for income taxes	12,940		13,288		(2.6)
Net income	$41,450		$39,707		4.4

Net income per common share - Basic	$4.13		$3.89		6.2
Net income per common share - Diluted	4.06		3.84		5.7

PERFORMANCE RATIOS - YEAR TO DATE
Return on average assets	1.68%		1.63%
Return on average equity	14.99		16.05
Efficiency ratio**	45.77		45.55
Cost of funds	2.65		2.24
Net interest margin	4.16		4.06
Noninterest expense to average assets	1.98		1.93

SHARE INFORMATION
Market price per share	$43.61	$34.06	$29.59	28.0	47.4
Dividends paid (QTD)	0.13	0.13	0.12	-	8.3
Book value per common share	29.48	28.48	25.98	3.5	13.5
Average diluted shares outstanding (QTD)	10,204	10,148	10,209	0.6	-

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.14%	10.79%	10.14%	3.2	9.9
Leverage ratio	12.22	11.94	11.14	2.3	9.7
Common Equity Tier 1 Capital Ratio	13.90	13.50	12.70	3.0	9.4
Risk-based Tier 1 Capital Ratio	14.37	13.98	13.18	2.8	9.0
Risk-based Total Capital Ratio	15.62	15.23	14.43	2.6	8.2

CREDIT QUALITY AND RATIOS
Nonperforming assets	$15,046	$15,879	$19,186	(5.2)	(21.6)
QTD annualized net (chargeoffs)/recoveries to QTD average loans	(0.12)%	(0.02)%	(0.09)%
Allowance for credit losses to total loans	1.18	1.22	1.19

Nonperforming loans to total loans	0.58	0.59	0.88
Nonperforming assets to total assets	0.57	0.60	0.74

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

UNITY BANCORP, INC.

CONSOLIDATED BALANCE SHEETS

				December 31, 2024 vs.
				September 30, 2024	December 31, 2023
(In thousands, except percentages)	December 31, 2024	September 30, 2024	December 31, 2023%		%

ASSETS
Cash and due from banks	$20,206	$28,892	$20,668	(30.1)%	(2.2)%
Interest-bearing deposits	160,232	165,609	174,108	(3.2)	(8.0)
Cash and cash equivalents	180,438	194,501	194,776	(7.2)	(7.4)
Securities:
Debt securities available for sale, at market value	93,884	97,651	91,765	(3.9)	2.3
Debt securities held to maturity, at book value	41,294	36,225	36,122	14.0	14.3
Equity securities, at market value	9,850	9,836	7,802	0.1	26.2
Total securities	145,028	143,712	135,689	0.9	6.9
Loans:
SBA loans held for sale	12,163	14,621	18,242	(16.8)	(33.3)
SBA loans held for investment	36,859	37,904	38,584	(2.8)	(4.5)
SBA PPP loans	1,450	1,593	2,318	(9.0)	(37.4)
Commercial loans	1,411,629	1,368,763	1,277,460	3.1	10.5
Residential mortgage loans	630,927	623,529	631,506	1.2	(0.1)
Consumer loans	76,711	72,291	72,676	6.1	5.6
Residential construction loans	90,918	98,692	131,277	(7.9)	(30.7)
Total loans	2,260,657	2,217,393	2,172,063	2.0	4.1
Allowance for credit losses	(26,788)	(27,002)	(25,854)	(0.8)	3.6
Net loans	2,233,869	2,190,391	2,146,209	2.0	4.1
Premises and equipment, net	18,778	18,857	19,567	(0.4)	(4.0)
Bank owned life insurance ("BOLI")	25,773	25,619	25,230	0.6	2.2
Deferred tax assets	14,106	14,517	12,552	(2.8)	12.4
Federal Home Loan Bank ("FHLB") stock	12,507	14,584	18,435	(14.2)	(32.2)
Accrued interest receivable	12,691	12,913	13,582	(1.7)	(6.6)
Goodwill	1,516	1,516	1,516	-	-
Prepaid expenses and other assets	9,311	18,709	10,951	(50.2)	(15.0)
Total assets	$2,654,017	$2,635,319	$2,578,507	0.7%	2.9%

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits:
Noninterest-bearing demand	$440,803	$423,968	$419,636	4.0%	5.0%
Interest-bearing demand	321,780	325,264	313,352	(1.1)	2.7
Savings	491,175	524,607	565,088	(6.4)	(13.1)
Brokered deposits	217,931	214,679	199,667	1.5	9.1
Time deposits	628,624	557,619	426,397	12.7	47.4
Total deposits	2,100,313	2,046,137	1,924,140	2.6	9.2
Borrowed funds	220,504	266,798	356,438	(17.4)	(38.1)
Subordinated debentures	10,310	10,310	10,310	-	-
Accrued interest payable	1,702	1,765	1,924	(3.6)	(11.5)
Accrued expenses and other liabilities	25,605	26,052	24,265	(1.7)	5.5
Total liabilities	2,358,434	2,351,062	2,317,077	0.3	1.8
Shareholders' equity:
Common stock	103,936	102,886	100,426	1.0	3.5
Retained earnings	227,331	217,141	191,108	4.7	19.0
Treasury stock, at cost	(33,577)	(33,566)	(27,367)	-	22.7
Accumulated other comprehensive loss	(2,107)	(2,204)	(2,737)	(4.4)	(23.0)
Total shareholders' equity	295,583	284,257	261,430	4.0	13.1
Total liabilities and shareholders' equity	$2,654,017	$2,635,319	$2,578,507	0.7%	2.9%

Shares issued	11,616	11,570	11,424
Shares outstanding	10,026	9,980	10,063
Treasury shares	1,590	1,590	1,361

*NM=Not meaningful

UNITY BANCORP, INC.

QTD CONSOLIDATED STATEMENTS OF INCOME

				December 31, 2024 vs.
	For the three months ended			September 30, 2024		December 31, 2023
(In thousands, except percentages and per share amounts)	December 31, 2024	September 30, 2024	December 31, 2023	$	%	$	%
INTEREST INCOME
Interest-bearing deposits	$484	$695	$466	$(211)	(30.4)%	$18	3.9%
FHLB stock	164	164	331	-	-	(167)	(50.5)
Securities:
Taxable	1,809	1,904	1,886	(95)	(5.0)	(77)	(4.1)
Tax-exempt	17	17	17	-	-	-	-
Total securities	1,826	1,921	1,903	(95)	(4.9)	(77)	(4.0)
Loans:
SBA loans	1,096	1,153	1,303	(57)	(4.9)	(207)	(15.9)
SBA PPP loans	5	6	8	(1)	(16.7)	(3)	(37.5)
Commercial loans	23,500	22,283	20,646	1,217	5.5	2,854	13.8
Residential mortgage loans	9,578	9,657	9,091	(79)	(0.8)	487	5.4
Consumer loans	1,379	1,436	1,391	(57)	(4.0)	(12)	(0.9)
Residential construction loans	2,232	2,235	2,619	(3)	(0.1)	(387)	(14.8)
Total loans	37,790	36,770	35,058	1,020	2.8	2,732	7.8
Total interest income	40,264	39,550	37,758	714	1.8	2,506	6.6
INTEREST EXPENSE
Interest-bearing demand deposits	1,653	1,802	1,523	(149)	(8.3)	130	8.5
Savings deposits	2,909	3,605	3,037	(696)	(19.3)	(128)	(4.2)
Brokered deposits	1,896	2,039	2,285	(143)	(7.0)	(389)	(17.0)
Time deposits	6,200	6,186	4,011	14	0.2	2,189	54.6
Borrowed funds and subordinated debentures	1,116	1,062	2,871	54	5.1	(1,755)	(61.1)
Total interest expense	13,774	14,694	13,727	(920)	(6.3)	47	0.3
Net interest income	26,490	24,856	24,031	1,634	6.6	2,459	10.2
Provision for credit losses, loans	470	1,029	413	(559)	(54.3)	57	13.8
(Release) Provision for credit losses, off-balance sheet	(65)	51	115	(116)	*NM	(180)	*NM
Provision for credit losses, AFS securities	895	-	1,283	895	*NM	(388)	(30.2)
Net interest income after provision for credit losses	25,190	23,776	22,220	1,414	5.9	2,970	13.4
NONINTEREST INCOME
Branch fee income	463	420	256	43	10.2	207	80.9
Service and loan fee income	488	753	550	(265)	(35.2)	(62)	(11.3)
Gain on sale of SBA loans held for sale, net	47	70	403	(23)	(32.9)	(356)	(88.3)
Gain on sale of mortgage loans, net	353	549	351	(196)	(35.7)	2	0.6
BOLI income	155	135	9	20	14.8	146	*NM
Net securities gains	14	499	617	(485)	(97.2)	(603)	(97.7)
Other income	396	377	382	19	5.0	14	3.7
Total noninterest income	1,916	2,803	2,568	(887)	(31.6)	(652)	(25.4)
NONINTEREST EXPENSE
Compensation and benefits	7,997	7,274	7,250	723	9.9	747	10.3
Processing and communications	859	868	822	(9)	(1.0)	37	4.5
Occupancy	790	781	775	9	1.2	15	1.9
Furniture and equipment	834	803	756	31	3.9	78	10.3
Professional services	517	326	492	191	58.6	25	5.1
Advertising	348	465	328	(117)	(25.2)	20	6.1
Loan related expenses	179	223	398	(44)	(19.7)	(219)	(55.0)
Deposit insurance	195	245	353	(50)	(20.4)	(158)	(44.8)

Director fees	246	232	218	14	6.0	28	12.8
Other expenses	652	795	348	(143)	(18.0)	304	87.4
Total noninterest expense	12,617	12,012	11,740	605	5.0	877	7.5
Income before provision for income taxes	14,489	14,567	13,048	(78)	(0.5)	1,441	11.0
Provision for income taxes	2,984	3,662	3,278	(678)	(18.5)	(294)	(9.0)
Net income	$11,505	$10,905	$9,770	$600	5.5%	$1,735	17.8%

Effective tax rate	20.6%	25.1%	25.1%

Net income per common share - Basic	$1.15	$1.09	$0.97
Net income per common share - Diluted	1.13	1.07	0.96

Weighted average common shares outstanding - Basic	10,002	9,978	10,066
Weighted average common shares outstanding - Diluted	10,204	10,148	10,209
*NM=Not meaningful

UNITY BANCORP, INC.

YTD CONSOLIDATED STATEMENTS OF INCOME

	For the years ended December 31,		Current YTD vs. Prior YTD
(In thousands, except percentages and per share amounts)	2024	2023	$	%
INTEREST INCOME
Interest-bearing deposits	$2,033	$1,724	$309	17.9%
FHLB stock	789	1,369	(580)	(42.4)
Securities:
Taxable	7,312	7,271	41	0.6
Tax-exempt	70	72	(2)	(2.8)
Total securities	7,382	7,343	39	0.5
Loans:
SBA loans	4,857	5,489	(632)	(11.5)
SBA PPP loans	30	137	(107)	(78.1)
Commercial loans	87,773	76,966	10,807	14.0
Residential mortgage loans	37,770	34,194	3,576	10.5
Consumer loans	5,607	5,742	(135)	(2.4)
Residential construction loans	9,497	10,530	(1,033)	(9.8)
Total loans	145,534	133,058	12,476	9.4
Total interest income	155,738	143,494	12,244	8.5
INTEREST EXPENSE
Interest-bearing demand deposits	7,176	5,227	1,949	37.3
Savings deposits	13,006	9,175	3,831	41.8
Brokered deposits	8,412	7,916	496	6.3
Time deposits	22,918	11,567	11,351	98.1
Borrowed funds and subordinated debentures	5,615	14,612	(8,997)	(61.6)
Total interest expense	57,127	48,497	8,630	17.8
Net interest income	98,611	94,997	3,614	3.8
Provision for credit losses, loans	2,407	1,832	575	31.4
Provision for credit losses, off-balance sheet	1	53	(52)	(98.1)
Provision for credit losses, AFS securities	1,541	1,283	258	20.1
Net interest income after provision for credit losses	94,662	91,829	2,833	3.1
NONINTEREST INCOME
Branch fee income	1,391	997	394	39.5
Service and loan fee income	2,165	1,928	237	12.3
Gain on sale of SBA loans held for sale, net	660	1,299	(639)	(49.2)
Gain on sale of mortgage loans, net	1,488	1,546	(58)	(3.8)
BOLI income	544	852	(308)	(36.2)
Net securities gains	586	7	579	*NM
Other income	1,635	1,513	122	8.1
Total noninterest income	8,469	8,142	327	4.0
NONINTEREST EXPENSE
Compensation and benefits	29,749	29,051	698	2.4
Processing and communications	3,473	2,994	479	16.0
Occupancy	3,184	3,087	97	3.1
Furniture and equipment	3,140	2,780	360	12.9
Professional services	1,683	1,563	120	7.7
Advertising	1,611	1,436	175	12.2
Loan related expenses	1,138	918	220	24.0
Deposit insurance	1,100	1,715	(615)	(35.9)
Director fees	956	847	109	12.9
Other expenses	2,707	2,585	122	4.7
Total noninterest expense	48,741	46,976	1,765	3.8
Income before provision for income taxes	54,390	52,995	1,395	2.6
Provision for income taxes	12,940	13,288	(348)	(2.6)
Net income	$41,450	$39,707	$1,743	4.4%

Effective tax rate	23.8%	25.1%

Net income per common share - Basic	$4.13	$3.89
Net income per common share - Diluted	4.06	3.84

Weighted average common shares outstanding - Basic	10,031	10,207
Weighted average common shares outstanding - Diluted	10,202	10,338
*NM=Not meaningful

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	December 31, 2024			December 31, 2023
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$40,656	$484	4.73%	$34,725	$466	5.33%
FHLB stock	7,303	164	8.96	12,563	331	10.46
Securities:
Taxable	142,096	1,809	5.09	133,827	1,886	5.64
Tax-exempt	1,588	17	4.47	1,583	18	4.13
Total securities (A)	143,684	1,826	5.09	135,410	1,904	5.62
Loans:
SBA loans	51,761	1,096	8.47	58,962	1,303	8.84
SBA PPP loans	1,497	5	1.33	2,376	8	1.36
Commercial loans	1,379,993	23,500	6.66	1,270,550	20,646	6.36
Residential mortgage loans	622,623	9,578	6.15	630,598	9,091	5.77
Consumer loans	73,087	1,379	7.39	71,026	1,391	7.66
Residential construction loans	92,648	2,232	9.43	133,485	2,619	7.68
Total loans (B)	2,221,609	37,790	6.66	2,166,997	35,058	6.33
Total interest-earning assets	$2,413,252	$40,264	6.64%	$2,349,695	$37,759	6.38%

Noninterest-earning assets:
Cash and due from banks	23,089			22,367
Allowance for credit losses	(27,292)			(26,064)
Other assets	92,772			94,253
Total noninterest-earning assets	88,569			90,556
Total assets	$2,501,821			$2,440,251

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$325,151	$1,653	2.02%	$321,015	$1,523	1.88%
Savings deposits	510,725	2,909	2.27	506,741	3,037	2.38
Brokered deposits	218,755	1,896	3.45	246,190	2,285	3.68
Time deposits	579,519	6,200	4.26	423,439	4,011	3.76
Total interest-bearing deposits	1,634,150	12,658	3.08	1,497,385	10,856	2.88
Borrowed funds and subordinated debentures	115,314	1,116	3.79	236,278	2,871	4.75
Total interest-bearing liabilities	$1,749,464	$13,774	3.13%	$1,733,663	$13,727	3.14%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	431,034			421,229
Other liabilities	31,032			29,047
Total noninterest-bearing liabilities	462,066			450,276
Total shareholders' equity	290,291			256,312
Total liabilities and shareholders' equity	$2,501,821			$2,440,251

Net interest spread		$26,490	3.51%		$24,032	3.24%
Tax-equivalent basis adjustment		-			(1)
Net interest income		$26,490			$24,031
Net interest margin			4.37%			4.06%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

QUARTER TO DATE NET INTEREST MARGIN

	For the three months ended
(Dollar amounts in thousands, interest amounts and	December 31, 2024			September 30, 2024
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$40,656	$484	4.73%	$50,232	$695	5.50%
FHLB stock	7,303	164	8.96	7,530	164	8.67
Securities:
Taxable	142,096	1,809	5.09	141,682	1,904	5.38
Tax-exempt	1,588	17	4.47	1,579	18	4.48
Total securities (A)	143,684	1,826	5.09	143,261	1,922	5.37
Loans:
SBA loans	51,761	1,096	8.47	52,346	1,153	8.81
SBA PPP loans	1,497	5	1.33	1,641	6	1.51
Commercial loans	1,379,993	23,500	6.66	1,321,336	22,283	6.60
Residential mortgage loans	622,623	9,578	6.15	628,299	9,657	6.15
Consumer loans	73,087	1,379	7.39	70,740	1,436	7.94
Residential construction loans	92,648	2,232	9.43	99,865	2,235	8.76
Total loans (B)	2,221,609	37,790	6.66	2,174,227	36,770	6.62
Total interest-earning assets	$2,413,252	$40,264	6.64%	$2,375,250	$39,551	6.62%

Noninterest-earning assets:
Cash and due from banks	23,089			23,728
Allowance for credit losses	(27,292)			(26,406)
Other assets	92,772			93,000
Total noninterest-earning assets	88,569			90,322
Total assets	$2,501,821			$2,465,572

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$325,151	$1,653	2.02%	$320,256	$1,802	2.24%
Savings deposits	510,725	2,909	2.27	530,954	3,605	2.70
Brokered deposits	218,755	1,896	3.45	217,851	2,039	3.72
Time deposits	579,519	6,200	4.26	560,297	6,186	4.39
Total interest-bearing deposits	1,634,150	12,658	3.08	1,629,358	13,632	3.33
Borrowed funds and subordinated debentures	115,314	1,116	3.79	120,067	1,062	3.46
Total interest-bearing liabilities	$1,749,464	$13,774	3.13%	$1,749,425	$14,694	3.34%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	431,034			408,376
Other liabilities	31,032			28,761
Total noninterest-bearing liabilities	462,066			437,137
Total shareholders' equity	290,291			279,010
Total liabilities and shareholders' equity	$2,501,821			$2,465,572

Net interest spread		$26,490	3.51%		$24,857	3.28%
Tax-equivalent basis adjustment		-			(1)
Net interest income		$26,490			$24,856
Net interest margin			4.37%			4.16%

(A)	Yields related to securities exempt from federal and state income taxes are stated on a fully tax-equivalent basis. They are reduced by the nondeductible portion of interest expense, assuming a federal tax rate of 21 percent and applicable state rates.
(B)	The loan averages are stated net of unearned income, and the averages include loans on which the accrual of interest has been discontinued.

UNITY BANCORP, INC.

YTD NET INTEREST MARGIN

	For the years ended
(Dollar amounts in thousands, interest amounts and	December 31, 2024			December 31, 2023
interest rates/yields on a fully tax-equivalent basis)	Average Balance	Interest	Rate/Yield	Average Balance	Interest	Rate/Yield
ASSETS
Interest-earning assets:
Interest-bearing deposits	$38,491	$2,033	5.28%	$34,233	$1,724	5.03%
FHLB stock	8,440	789	9.34	15,508	1,369	8.83
Securities:
Taxable	139,800	7,312	5.23	135,806	7,271	5.35
Tax-exempt	1,599	72	4.49	1,698	76	4.38
Total securities (A)	141,399	7,384	5.22	137,504	7,347	5.34
Loans:
SBA loans	54,524	4,857	8.91	61,834	5,489	8.88
SBA PPP loans	1,783	30	1.68	2,919	137	4.69
Commercial loans	1,321,083	87,773	6.54	1,240,783	76,966	6.12
Residential mortgage loans	625,365	37,770	6.04	624,146	34,194	5.48
Consumer loans	71,010	5,607	7.77	75,018	5,742	7.55
Residential construction loans	108,558	9,497	8.61	148,520	10,530	6.99
Total loans (B)	2,182,323	145,534	6.56	2,153,220	133,058	6.09
Total interest-earning assets	$2,370,653	$155,740	6.57%	$2,340,465	$143,498	6.13%

Noninterest-earning assets:
Cash and due from banks	23,396			22,478
Allowance for credit losses	(26,492)			(26,149)
Other assets	92,687			102,204
Total noninterest-earning assets	89,591			98,533
Total assets	$2,460,244			$2,438,998

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$326,943	$7,176	2.19%	$305,265	$5,227	1.71%
Savings deposits	512,405	13,006	2.54	512,526	9,175	1.79
Brokered deposits	227,070	8,412	3.70	239,601	7,916	3.29
Time deposits	535,297	22,918	4.28	363,367	11,567	3.17
Total interest-bearing deposits	1,601,715	51,512	3.22	1,420,759	33,885	2.38
Borrowed funds and subordinated debentures	141,489	5,615	3.90	304,419	14,612	4.80
Total interest-bearing liabilities	$1,743,204	$57,127	3.28%	$1,725,178	$48,497	2.81%

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	411,148			439,653
Other liabilities	29,421			26,780
Total noninterest-bearing liabilities	440,569			466,433
Total shareholders' equity	276,471			247,387
Total liabilities and shareholders' equity	$2,460,244			$2,438,998

Net interest spread		$98,613	3.29%		$95,001	3.32%
Tax-equivalent basis adjustment		(2)			(4)
Net interest income		$98,611			$94,997
Net interest margin			4.16%			4.06%

UNITY BANCORP, INC.

QUARTERLY ALLOWANCE FOR CREDIT LOSSES AND ASSET QUALITY SCHEDULES

Amounts in thousands, except percentages	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
ALLOWANCE FOR CREDIT LOSSES:
Balance, beginning of period	$27,002	$26,107	$26,080	$25,854	$25,918
Provision for credit losses on loans charged to expense	470	1,029	266	641	413
	27,472	27,136	26,346	26,495	26,331
Less: Chargeoffs
SBA loans	300	70	-	-	-
Commercial loans	350	46	138	98	252
Residential mortgage loans	150	-	-	-	-
Consumer loans	93	68	130	70	274
Residential construction loans	-	-	-	277	100
Total chargeoffs	893	184	268	445	626
Add: Recoveries
SBA loans	26	7	6	8	-
Commercial loans	171	9	12	12	23
Residential mortgage loans	-	-	-	-	4
Consumer loans	12	34	11	10	11
Residential construction loans	-	-	-	-	111
Total recoveries	209	50	29	30	149
Net (chargeoffs)/recoveries	(684)	(134)	(239)	(415)	(477)
Balance, end of period	$26,788	$27,002	$26,107	$26,080	$25,854

ASSET QUALITY INFORMATION:

Non-accrual loans:
SBA loans	$3,850	$3,646	$3,813	$3,542	$3,444
Commercial loans	2,974	3,674	2,321	2,415	1,948
Residential mortgage loans	5,711	5,053	5,336	7,440	11,272
Consumer loans	-	100	105	366	381
Residential construction loans	547	547	547	3,127	2,141
Total non-accrual loans	13,082	13,020	12,122	16,890	19,186
Debt securities available for sale, net of valuation allowance	1,964	2,859	3,071	-	-
Non-accrual assets	15,046	15,879	15,193	16,890	19,186

Loans 90 days past due & still accruing	$760	$-	$373	$138	$946

Non-accrual loans to total loans	0.58%	0.59%	0.56%	0.78%	0.88
Non-accrual assets to total assets	0.57	0.60	0.58	0.66	0.74

Allowance for credit losses to:
Total loans at quarter end	1.18%	1.22%	1.20%	1.20%	1.19
Total nonperforming loans	204.77	207.39	215.37	154.41	134.75

UNITY BANCORP, INC.

QUARTERLY FINANCIAL DATA

(In thousands, except %'s, employee, office and per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
SUMMARY OF INCOME:
Total interest income	$40,264	$39,550	$37,987	$37,937	$37,758
Total interest expense	13,774	14,694	14,563	14,096	13,727
Net interest income	26,490	24,856	23,424	23,841	24,031
Provision for credit losses	1,300	1,080	926	643	1,811
Net interest income after provision for credit losses	25,190	23,776	22,498	23,198	22,220
Total noninterest income	1,916	2,803	2,032	1,718	2,568
Total noninterest expense	12,617	12,012	11,980	12,132	11,740
Income before provision for income taxes	14,489	14,567	12,550	12,784	13,048
Provision for income taxes	2,984	3,662	3,096	3,198	3,278
Net income	$11,505	$10,905	$9,454	$9,586	$9,770

Net income per common share - Basic	$1.15	$1.09	$0.94	$0.95	$0.97
Net income per common share - Diluted	1.13	1.07	0.92	0.94	0.96

COMMON SHARE DATA:
Market price per share	$43.61	$34.06	$29.57	$27.60	$29.59
Dividends paid	0.13	0.13	0.13	0.13	0.12
Book value per common share	29.48	28.48	27.41	26.56	25.98

Weighted average common shares outstanding - Basic	10,002	9,978	10,016	10,127	10,066
Weighted average common shares outstanding - Diluted	10,204	10,148	10,149	10,276	10,209
Issued common shares	11,616	11,570	11,555	11,555	11,424
Outstanding common shares	10,026	9,980	9,975	10,044	10,063
Treasury shares	1,590	1,590	1,580	1,511	1,361

PERFORMANCE RATIOS (Annualized):
Return on average assets	1.83%	1.76%	1.56%	1.58%	1.59%
Return on average equity	15.77	15.55	14.07	14.49	15.12
Efficiency ratio**	44.44	44.23	47.10	47.57	45.18

BALANCE SHEET DATA:
Total assets	$2,654,017	$2,635,319	$2,597,707	$2,568,088	$2,578,507
Total securities	145,028	143,712	145,187	138,702	135,689
Total loans	2,260,657	2,217,393	2,170,535	2,174,457	2,172,063
Allowance for credit losses	26,788	27,002	26,107	26,080	25,854
Total deposits	2,100,313	2,046,137	2,010,831	1,961,270	1,924,140
Total shareholders' equity	295,583	284,257	273,395	266,761	261,430

TAX EQUIVALENT YIELDS AND RATES:
Interest-earning assets	6.64%	6.62%	6.51%	6.51%	6.38%
Interest-bearing liabilities	3.13	3.34	3.37	3.26	3.14
Net interest spread	3.51	3.28	3.14	3.25	3.24
Net interest margin	4.37	4.16	4.01	4.09	4.06

CREDIT QUALITY:
Nonperforming assets	$15,046	$15,879	$15,193	$16,890	$19,186
QTD annualized net (chargeoffs)/recoveries to QTD average loans	(0.12)%	(0.02)%	(0.04)%	(0.08)%	(0.09)%
Allowance for credit losses to total loans	1.18	1.22	1.20	1.20	1.19
Nonperforming loans to total loans	0.58	0.59	0.56	0.78	0.88
Nonperforming assets to total assets	0.57	0.60	0.58	0.66	0.74

UNITY BANCORP CAPITAL RATIOS
Total equity to total assets	11.14%	10.79%	10.52%	10.39%	10.14%
Leverage ratio	12.22	11.94	11.67	11.39	11.14
Common Equity Tier 1 Capital Ratio	13.90	13.50	13.31	12.90	12.70
Risk-based Tier 1 Capital Ratio	14.37	13.98	13.80	13.38	13.18
Risk-based Total Capital Ratio	15.62	15.23	15.05	14.63	14.43

Number of banking offices	21	21	21	21	21
Employee Full-Time Equivalent	224	222	217	217	232

** The efficiency ratio is a non-GAAP measure, calculated based on the noninterest expense divided by the sum of net interest income plus non interest income, excluding net gains and losses on securities.

Unity Bancorp, Inc

Loan Portfolio Composition

In thousands, except percentages	December 31, 2024%		December 31, 2023%
SBA Loans:
SBA loans held for sale	$12,163	0.5%	$18,242	0.8%
SBA loans held for investment	36,859	1.6%	38,584	1.8%
SBA PPP	1,450	0.1%	2,318	0.1%
Total SBA Loans	50,472	2.2%	59,144	2.7%
Commercial Loans
Commercial construction	130,193	5.8%	129,159	6.0%
SBA 504	48,479	2.1%	33,669	1.7%
Commercial & Industrial	147,186	6.5%	128,402	5.9%
Commercial Mortgage - Owner Occupied	577,541	25.6%	502,397	23.1%
Commercial Mortgage - Nonowner Occupied	428,600	19.0%	424,490	19.5%
Other	79,630	3.5%	59,343	2.7%
Total Commercial Loans	1,411,629	62.5%	1,277,460	58.9%

Residential Mortgage loans	630,927	27.9%	631,506	29.1%
Consumer Loans
Home equity	73,223	3.2%	67,037	3.0%
Consumer other	3,488	0.2%	5,639	0.3%
Total Consumer Loans	76,711	3.4%	72,676	3.3%

Residential Construction	90,918	4.0%	131,277	6.0%

Total Gross Loans	$2,260,657	100.0%	$2,172,063	100.0%